As filed with the Securities and Exchange Commission on June 8, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________
UNIT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
_____________________________

Delaware	73-1283193
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8200 South Unit Drive
Tulsa, Oklahoma
(Address of Principal Executive Offices)

(918)-493-7700
(Registrant's telephone number, including area code)

None
(Former name, former address and former fiscal year, if changed since last report)
_____________________________
Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan
(Full Title of the Plan)
____________________________

Andrew E. Harding	Copy to:
Associate General Counsel	Jason Coutant, Esq.
Unit Corporation	Conner & Winters, LLP
8200 South Unit Drive	4000 One Williams Center
Tulsa, Oklahoma 74132	Tulsa, Oklahoma 74172-0148
(918) 493-7700	(918) 586 -5718
(Name, address, and telephone number, including are code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ x ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided under Section 7(a)(2)(B) of the Securities Act. [ ]
_____________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.20 per share	2,500,000	$17.51 (2)	$43,775,000 (2)	$5,073.52

(1)
This Registration Statement covers 2,500,000 additional shares available for issuance under the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan dated May 6, 2015, as amended. This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock of the Registrant.

(2)
For purposes of determining the registration fee, the maximum per share and aggregate offering prices have been determined under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices of the Common Stock of the Registrant as reported on the New York Stock Exchange on June 5, 2017.

TABLE OF CONTENTS

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE	1
PART II	1
Item 3. Incorporation of Documents by Reference	1
Item 5. Interests of Named Experts and Counsel	1
Item 8. Exhibits	2
SIGNATURES	3
EXHIBIT INDEX	5
EX-5: OPINION AND CONSENT OF MARK E. SCHELL, ESQ.
EX-23.1: CONSENT OF PRICEWATERHOUSECOOPERS LLP
EX-23.3: CONSENT OF RYDER SCOTT COMPANY, L.P.

INCORPORATION OF PRIOR
REGISTRATION STATEMENT BY REFERENCE
This Registration Statement relates to the registration of additional shares of common stock of Unit Corporation, a Delaware corporation (the “Registrant”), to be issued under the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan dated May 6, 2015, as amended (the “Plan”). The additional shares relate to the amendment of the Plan approved by the stockholders of the Registrant at the Annual Meeting of Stockholders on May 3, 2017, to, among other things, increase the number of shares of common stock available for issuance under the Plan from 4,500,000 shares to 7,000,000 shares. The contents of (a) the Registrant’s Registration Statement on Form S-8, Registration No. 333-135194, filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2006, (b) the Registrant’s Registration Statement on Form S-8, Registration No. 333-181922, filed with the Commission on June 6, 2012, and (c) the Registrant’s Registration Statement on Form S-8, Registration No. 333-205033, filed with the Commission on June 17, 2015, each relating to the Plan, are each hereby incorporated by reference in this Registration Statement, except as amended hereby, under General Instruction E of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission (other than any portions of the filings that are furnished rather than filed under applicable Commission rules) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 28, 2017, as amended by the Form 10-K/A filed with the Commission on March 30, 2017;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the Commission on May 4, 2017;

(c)
the Registrant’s Current Reports on Form 8-K filed with the Commission on February 23, 2017 (Item 5.02 only) and April 4, 2017, and the Registrant's second Current Report on Form 8-K filed with the Commission on May 4, 2017; and

(d)
the description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Amended Form 8-B, dated October 7, 1986, filed with the Commission, including any amendment or report filed before or after this Registration Statement for the purpose of updating the description.

All documents filed by the Registrant under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (excluding any information furnished pursuant to any Current Report on Form 8-K), after the effective date of this Registration Statement and before the filing of a post-effective amendment to this Registration Statement indicating that all securities offered by this Registration Statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 5. Interests of Named Experts and Counsel.
Mark E. Schell, General Counsel of the Registrant, will issue an opinion for the Registrant regarding the validity of the shares of common stock offered by this Registration Statement. Mark E. Schell beneficially owns 187,976 shares of our common stock.

Item 8. Exhibits.

Exhibit No.	Description
5	Opinion and consent of Mark E. Schell, Esq.*
23.1	Consent of PricewaterhouseCoopers LLP.*
23.2	Consent of Mark E. Schell, Esq. (included in Exhibit 5).*
23.3	Consent of Ryder Scott Company, L.P.*
24	Power of Attorney (included on signature page).*
99.1
Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan dated May 6, 2015 (filed on May 8, 2015 as Exhibit 10 to the Registrant’s Current Report on Form 8-K, and incorporated in this Registration Statement by reference).

99.2
Amendment Number 1 to the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan dated May 3, 2017 (filed on May 4, 2017 as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, and incorporated in this Registration Statement by reference).

 _______
* Filed with this Registration Statement.

SIGNATURES
Under the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on this 8th day of June, 2017.

UNIT CORPORATION
By:	/s/ Mark E. Schell
	Name:	Mark E. Schell
	Title:	Senior Vice President and General Counsel
POWER OF ATTORNEY
Each person whose signature appears below appoints Mark E. Schell and Larry D. Pinkston, and each of them, as that person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in that person’s name, place and stead, in the capacities indicated below, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto the attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and for all intents and purposes as that person might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Under the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ J. Michael Adcock	Chairman of the Board and Director	June 8, 2017
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J. Michael Adcock

/s/ Larry D. Pinkston	Director, President and Chief Executive Officer (Principal Executive Officer)	June 8, 2017
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Larry D. Pinkston

/s/ David T. Merrill	Chief Financial Officer and Treasurer (Principal Financial Officer)	June 8, 2017
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David T. Merrill

/s/ Don Hayes	Vice President and Controller (Principal Accounting Officer)	June 8, 2017
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Don Hayes

/s/ Gary R. Christopher	Director	June 8, 2017
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Gary R. Christopher

/s/ Steven B. Hildebrand	Director	June 8, 2017
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Steven B. Hildebrand

/s/ Carla S. Mashinski	Director	June 8, 2017
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Carla S. Mashinski

/s/ William B. Morgan	Director	June 8, 2017
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William B. Morgan

/s/ Larry C. Payne	Director	June 8, 2017
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Larry C. Payne

/s/ G. Bailey Peyton IV	Director	June 8, 2017
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G. Bailey Peyton IV

/s/ Robert J. Sullivan, Jr.	Director	June 8, 2017
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Robert J. Sullivan, Jr.

EXHIBIT INDEX

Exhibit No.	Description
5	Opinion and consent of Mark E. Schell, Esq.*
23.1	Consent of PricewaterhouseCoopers LLP*
23.2	Consent of Mark E. Schell, Esq. (included in Exhibit 5).*
23.3	Consent of Ryder Scott Company, L.P.*
24	Power of Attorney (included on signature page).*
99.1
Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan dated May 6, 2015 (filed on May 8, 2015 as Exhibit 10 to the Registrant’s Current Report on Form 8-K, and incorporated in this Registration Statement by reference).

99.2
Amendment Number 1 to the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan dated May 3, 2017 (filed on May 4, 2017 as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, and incorporated in this Registration Statement by reference).

 _______
* Filed herewith.